EXHIBIT 99.2
Note:  Page numbers herein refer to the relevant pages of the Registration Statement of Williams Pipeline Partners L.P.

SELECTED HISTORICAL AND PRO FORMA
FINANCIAL AND OPERATING DATA

The following tables show (i) selected historical financial data of Williams Pipeline Partners Predecessor (which reflects a 25% ownership interest in Northwest on a historical basis, including the effects of purchase accounting), (ii) selected pro forma financial data for Williams Pipeline Partners L.P., and (iii) selected historical financial and operating data of Northwest. The information in this Selected Historical and Pro Forma Financial and Operating Data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.

The selected historical financial data of Williams Pipeline Partners Predecessor as of December 31, 2002, 2003, and 2004, and for the years ended December 31, 2002 and 2003 are derived from unaudited historical financial statements not included herein. The selected historical financial data of Williams Pipeline Partners Predecessor as of December 31, 2005 and 2006 and for the years ended December 31, 2004, 2005 and 2006 are derived from the audited historical financial statements of Williams Pipeline Partners Predecessor included elsewhere in this prospectus. The selected historical financial data of Williams Pipeline Partners Predecessor as of June 30, 2007 and for the six months ended June 30, 2006 and 2007 are derived from the unaudited historical financial statements of Williams Partners Predecessor included elsewhere in this prospectus.

The summary pro forma financial data of Williams Pipeline Partners L.P. for the year ended December 31, 2006 and as of and for the six months ended June 30, 2007 are derived from the unaudited pro forma financial statements of Williams Pipeline Partners L.P. included elsewhere in this prospectus. The pro forma adjustments have been prepared as if certain transactions to be effected at the closing of this offering had taken place on June 30, 2007 in the case of the pro forma balance sheet, and on January 1, 2006 in the case of the pro forma statements of income for the year ended December 31, 2006 and for the six months ended June 30, 2007. These transactions include:

•	the issuance by Williams Pipeline Partners L.P. of common units to the public and its purchase of a 13.4% interest in Northwest, followed by a distribution by Northwest of a portion of the proceeds to a subsidiary of Williams as a reimbursement for capital expenditures incurred with respect to Northwest’s assets;

•	the payment of estimated underwriting commissions and other offering expenses;

•	the conversion of Northwest Pipeline Corporation to a general partnership; and

•	the transfer of the Parachute Lateral to an affiliate of Williams (as discussed in “Business — Capital Projects — Parachute Lateral”).

The following tables include the following financial measures that were not prepared in accordance with GAAP:

•	Northwest’s Adjusted EBITDA;

•	Williams Pipeline Partners Predecessor’s historical and our pro forma cash available for distribution; and

•	Northwest’s cash available for distribution.

These measures are presented because such information is relevant to, and will be used by, management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of our fundamental business activities. For a reconciliation of these measures to their most directly comparable financial measures calculated in accordance with GAAP, please read “— Non-GAAP Financial Measures.”

Our 25% general partnership interest in Northwest will not be consolidated in our financial results, but will be accounted for using the equity method of accounting. Distributions from Northwest will provide substantially all of the cash we expect to distribute to our unitholders. The general partnership agreement for Northwest will provide for quarterly distributions of available cash to its partners. Please read “Cash Distribution Policy and Restrictions on Distributions — General — Limitations on Cash Distributions and Our

Ability to Change Our Cash Distribution Policy” for more information on the manner in which Northwest will distribute cash to its partners.

Williams Pipeline Partners Predecessor and Williams Pipeline Partners L.P.

								Williams Pipeline Partners L.P.
								Pro Forma
	Williams Pipeline Partners Predecessor							Year	Six Months
						Six Months Ended		Ended	Ended
	Year Ended December 31,					June 30,		December 31,	June 30,
	2002	2003	2004	2005	2006	2006	2007	2006	2007
	(Thousands of dollars, except per unit measures)

Income Statement Data:
Equity earnings from investment in Northwest(1)	$18,882	$17,653	$18,494	$17,244	$13,616	$8,010	$15,186	$21,417	$24,087
General and administrative expenses(2)	—	—	—	—	—	—	—	(3,000)	(1,500)

Net income	$18,882	$17,653	$18,494	$17,244	$13,616	$8,010	$15,186	$18,417	$22,587

Net income per limited partners’ unit (basic and diluted)
Common units								$0.84	$0.87
Subordinated units								0.84	0.87
Balance Sheet Data (at period end):
Investment in Northwest(1)	$162,393	$180,753	$184,343	$189,087	$214,486		$229,822		$278,374
Total partners’ capital	162,393	180,753	184,343	189,087	214,486		229,822		278,374
Other Financial Data:
Cash available for distribution (unaudited)	$38,868	$41,659	$28,488	$19,013	$(571)	$11,044	$21,128	$(1,571)	$20,309

(1)	The acquisition of Northwest in 1983 by Williams was accounted for using the purchase method of accounting. Accordingly, Williams performed an allocation of the purchase price to Northwest’s assets and liabilities, based on their estimated fair values at the time of the acquisition. The purchase price allocation was not pushed down to Northwest, as FERC policy does not permit Northwest to recover these amounts through its rates, and Northwest is not required to reflect Williams’ purchase price allocation in its financial statements. The financial statements of Northwest included elsewhere herein reflect the original basis in its assets and liabilities and exclude the impacts from the excess purchase price allocation. The income statements of Williams Pipeline Partners Predecessor have been adjusted to include its 25% share of the after-tax depreciation of the purchase price allocation from Williams in the amount of $1.3 million for the year ended December 31, 2002 and $0.7 million for each of the years ended December 31, 2003, 2004, 2005 and 2006, and $0.3 million for each of the six months ended June 30, 2006 and 2007. The balance sheets of Williams Pipeline Partners Predecessor have been adjusted to include its 25% interest in the purchase price allocation from Williams in the amount of $13.9 million, $13.3 million, $12.6 million, $11.9 million and $11.2 million as of December 31, 2002, 2003, 2004, 2005 and 2006, respectively, and $11.6 million and $10.9 million as of June 30, 2006 and 2007, respectively.

(2)	Upon completion of this offering, we anticipate incurring incremental general and administrative expenses of approximately $3.0 million per year as a result of being a publicly traded partnership. Williams will provide us with a partial credit for general and administrative expenses incurred on our behalf through 2011. For 2007, the amount of this credit will be $2.0 million on an annualized basis, but it will be pro rated from the closing of this offering through the end of the year. In 2008, the amount of the general and administrative expense credit will be $2.0 million, and it will decrease by $0.5 million for each subsequent year. As a result, after 2011, we will no longer receive any credit and will be required to reimburse Williams for all of the general and administrative expenses incurred on our behalf.

Northwest

The selected historical financial information below for Northwest as of December 31, 2002, 2003 and 2004, and for the years ended December 31, 2002 and 2003 is derived from historical audited financial statements not included herein. The selected financial information below for Northwest as of December 31, 2005 and 2006 and for the years ended December 31, 2004, 2005, and 2006 is derived from the audited historical financial statements of Northwest included elsewhere in this prospectus. The summary historical financial information below for Northwest as of June 30, 2007 and for the six months ended June 30, 2006 and 2007 is derived from the unaudited historical financial statements of Northwest included elsewhere in this prospectus. The operating data for all periods presented are derived from the unaudited records of Northwest.

								Six Months Ended
	Year Ended December 31,							June 30,
	2002	2003		2004		2005	2006	2006	2007
	(Thousands of dollars)

Income Statement Data:
Operating revenues	$297,619	$323,353		$338,532		$321,457	$324,250	$159,553	$205,698
Operating expenses:
General and administrative	49,338	45,693		51,062		49,749	56,463	26,865	31,355
Operation and maintenance	32,279	31,842		42,878		53,330	65,763	30,334	30,844
Depreciation	58,988	66,735		65,615		66,333	75,192	35,184	39,405
Regulatory credits	28	(6,357)		(7,180)		(4,446)	(4,469)	(2,616)	(1,745)
Taxes, other than income taxes	12,352	19,220		17,492		15,115	15,018	8,914	6,480
Regulatory liability reversal	—	—		—		—	—	—	(16,562	)(A)
Impairment charges	—	25,643	(B)	8,872	(C)	—	—	—	—

Total operating expenses	152,985	182,776		178,739		180,081	207,967	98,681	89,777

Operating income	144,634	140,577		159,793		141,376	116,283	60,872	115,921

Other income (net)	10,374	14,178		5,278		10,597	16,597	10,915	9,559

Interest charges:
Interest on long-term debt	25,577	37,144		38,721		38,164	43,649	19,189	24,104
Other interest	2,688	3,388		3,368		3,389	3,824	1,913	2,538
Allowance for borrowed funds used during construction	(2,638)	(3,589)		(452)		(1,529)	(4,557)	(1,600)	(934)

Total interest charges	25,627	36,943		41,637		40,024	42,916	19,502	25,708

Income before income taxes	129,381	117,812		123,434		111,949	89,964	52,285	99,772
Provision for income taxes	48,750	44,518		46,779		40,194	32,821	18,909	37,851

Net income	$80,631	$73,294		$76,655		$71,755	$57,143	$33,376	$61,921

(A)	Change in accounting estimate related to a pension regulatory liability. Northwest historically recorded a regulatory asset or liability for the difference between pension expense as estimated under Statement of Financial Accounting Standards No. 87, “Employer’s Accounting for Pensions,” and the amount Northwest funded as a contribution to its pension plans. As a result of recent information, including its most recent rate filing, Northwest re-assessed the probability of refunding this difference and concluded that it is not probable that it will be refunded in future rates.

(B)	Subsequent to the implementation of newly developed service delivery software at Transcontinental Gas Pipe Line Corporation in 2003 and a determination of the unique and additional programming requirements that would be needed to complete the system for Northwest, management determined that the system would not be implemented. Accordingly, all costs incurred were written off at that time.

(C)	Previously capitalized costs related to one segment of the Northwest system that was not returned to service.

						Six Months Ended
	Year Ended December 31,					June 30,
	2002	2003	2004	2005	2006	2006	2007
	(Thousands of dollars, except operating data)

Cash Flow and Other Financial Data:
Net cash provided by operating activities	$136,487	$218,808	$181,848	$108,135	$189,258	$90,263	$89,752
Adjusted EBITDA (unaudited)	203,650	226,598	227,100	203,263	187,006	93,440	137,019
Cash available for distribution (unaudited)	147,471	166,634	113,951	76,050	(2,282)	44,174	84,512
Capital expenditures:
Expansion capital (unaudited)	146,645	260,787	22,667	40,650	315,706	100,760	40,404
Maintenance capital (unaudited)	32,560	30,148	79,094	95,053	153,303	33,896	27,289
Allowance for borrowed funds used during construction	2,638	3,589	452	1,529	4,557	1,600	934

Total Capital Expenditures	181,843	294,524	102,213	137,232	473,566	136,256	68,627
Balance Sheet Data (at period end):
Net property, plant and equipment	$1,104,565	$1,312,949	$1,340,036	$1,328,895	$1,776,023		$1,811,077
Total assets	1,232,673	1,530,704	1,589,936	1,616,104	1,992,854		2,014,666
Long-term debt, including current maturities	367,523	535,042	527,562	520,080	687,075		696,487
Total common stockholder’s equity	593,839	669,959	687,002	708,757	813,037		875,558
Operating Data (amounts in Tbtu):
Transportation volumes	729	682	650	673	676	322	360
Average daily transportation volumes	2.0	1.9	1.8	1.8	1.9	1.8	2.0
Average daily reserved capacity under long-term base firm contracts, excluding peak capacity of 0.9 Tbtu	2.3	2.5	2.5	2.5	2.5	2.5	2.5
Average daily reserved capacity under short-term firm contracts	0.5	0.5	0.6	0.8	0.9	0.8	0.8

Non-GAAP Financial Measures

We define our cash available for distribution as our net income, less equity earnings from investment in Northwest, plus a general and administrative expense credit and cash available for distribution from Northwest.

Our cash available for distribution does not reflect changes in working capital balances. Our pro forma cash available for distribution for the year ended December 31, 2006 and six months ended June 30, 2007 includes our anticipated incremental general and administrative expenses related to our being a publicly traded partnership.

For Northwest, we define Adjusted EBITDA as net income, plus interest expense net of non-cash debt AFUDC, income tax expense and depreciation and amortization, less regulatory credits, interest income, and other income (expense), net. Other income (expense), net primarily consists of non-cash EAFUDC, and certain other items, including non-cash items. Our share of Northwest’s Adjusted EBITDA is 25%.

For Northwest, we define cash available for distribution as its Adjusted EBITDA, plus cash received for interest income, less cash paid for interest expense and maintenance capital expenditures.

Adjusted EBITDA and cash available for distribution will be used as supplemental financial measures by our management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest on our indebtedness and to make distributions; and

•	our operating performance and return on invested capital as compared to those of other publicly traded partnerships that own energy infrastructure assets, without regard to their financing methods and capital structure.

Adjusted EBITDA and cash available for distribution should not be considered alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and cash available for distribution exclude some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, Adjusted EBITDA and cash available for distribution as presented may not be comparable to similarly titled measures of other companies. Furthermore, while cash available for distribution is a measure we use to assess our ability to make distributions to our unitholders, cash available for distribution should not be viewed as indicative of the actual amount of cash that we have available for distribution or that we plan to distribute for a given period.

The following tables present reconciliations of the non-GAAP financial measures of cash available for distribution for Williams Pipeline Partners Predecessor and Williams Pipelines Partners L.P. and Adjusted EBITDA and cash available for distribution for Northwest to net income and net cash provided by operating activities, their most directly comparable GAAP financial measures, on a historical and on a pro forma basis.

Williams Pipeline Partners Predecessor and Williams Pipeline Partners L.P. (Unaudited)

	Williams Pipeline Partners Predecessor							Williams Pipelines Partners L.P. Pro Forma
									Six Months
								Year Ended	Ended
	Year Ended December 31,					Six Months Ended June 30,		December 31,	June 30,
	2002	2003	2004	2005	2006	2006	2007	2006	2007
	(Thousands of dollars)

Reconciliation of Non-GAAP “Cash available for distribution to GAAP “Net income”
Net income	$18,882	$17,653	$18,494	$17,244	$13,616	$8,010	$15,186	$18,417	$22,587
Less:
Equity earnings from investment in Northwest	18,882	17,653	18,494	17,244	13,616	8,010	15,186	21,417	24,087
Add:
General and administrative expense credit	—	—	—	—	—	—	—	2,000	1,000
Cash available for distribution from Northwest	36,868	41,659	28,488	19,013	(571)	11,044	21,128	(571)	20,809

Cash available for distribution	$36,868	$41,659	$28,488	$19,013	$(571)	$11,044	$21,128	$(1,571)	$20,309

Reconciliation of Non-GAAP “Cash available for distribution” to GAAP “Net cash provided by operating activities”
Net cash provided by operating activities	$—	$—	$—	$—	$—	$—	$—	$(3,000)	$(1,500)
Add:
General and administrative expense credit	—	—	—	—	—	—	—	2,000	1,000
Cash available for distribution from Northwest	36,868	41,659	28,488	19,013	(571)	11,044	21,128	(571)	20,809

Cash available for distribution	$36,868	$41,659	$28,488	$19,013	$(571)	$11,044	$21,128	$(1,571)	$20,309

Northwest (Unaudited)

	Year Ended December 31,					Six Months Ended June 30,
	2002	2003	2004	2005	2006	2006	2007

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution” to GAAP “Net income”
Net income	$80,631	$73,294	$76,655	$71,755	$57,143	$33,376	$61,921
Add:
Interest expense	25,627	36,943	41,637	40,024	42,916	19,502	25,708
Income tax expense	48,750	44,518	46,779	40,194	32,821	18,909	37,851
Depreciation	58,988	66,735	65,615	66,333	75,192	35,184	39,405
Less:
Regulatory credits	(28)	6,357	7,180	4,446	4,469	2,616	1,745
Interest income	1,863	3,326	4,857	6,621	7,343	3,196	1,002
Other income (expense), net	8,511	(14,791)	(8,451)	3,976	9,254	7,719	25,119

Adjusted EBITDA — 100%	$203,650	$226,598	$227,100	$203,263	$187,006	$93,440	$137,019

Adjusted EBITDA — 25%	$50,913	$56,650	$56,775	$50,816	$46,752	$23,360	$34,255

Add:
Cash received for interest income	$1,958	$2,835	$5,066	$6,286	$7,682	$3,525	$866
Less:
Cash paid for interest expense	25,577	32,651	39,121	38,446	43,667	18,895	26,084
Maintenance capital expenditures	32,560	30,148	79,094	95,053	153,303	33,896	27,289

Cash available for distribution — 100%	$147,471	$166,634	$113,951	$76,050	$(2,282)	$44,174	$84,512

Cash available for distribution — 25%	$36,868	$41,659	$28,488	$19,013	$(571)	$11,044	$21,128

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash available for distribution” to GAAP “Net cash provided by operating activities”
Net cash provided by operating activities	$136,487	$218,808	$181,848	$108,135	$189,258	$90,263	$89,752
Interest income	(1,863)	(3,326)	(4,857)	(6,621)	(7,343)	(3,196)	(1,002)
Interest expense	25,627	36,943	41,637	40,024	42,916	19,502	25,708
Income taxes	32,794	(7,217)	13,255	58,765	3,290	1,154	18,097
Other	(3,502)	(6,609)	(3,804)	(5,201)	(2,753)	(5,520)	(5,452)
Changes in operating working capital:
Accounts receivable, including current income taxes	12,639	(1,920)	(1,495)	3,850	(1,384)	(4,224)	5,250
Other current assets	154	(5,545)	4,181	5,196	1,627	(7,246)	(5,016)
Accounts payable, including current income taxes	2,940	(6,079)	1,260	6,854	(40,477)	(6,519)	(425)
Other current liabilities	(2,572)	542	(8,187)	(11,072)	4,357	7,621	8,898
Other, including changes in noncurrent assets and liabilities	946	1,001	3,262	3,333	(2,485)	1,605	1,209

Adjusted EBITDA — 100%	$203,650	$226,598	$227,100	$203,263	$187,006	$93,440	$137,019

Adjusted EBITDA — 25%	$50,913	$56,650	$56,775	$50,816	$46,752	$23,360	$34,255

Add:
Cash received for interest income	$1,958	$2,835	$5,066	$6,286	$7,682	$3,525	$866
Less:
Cash paid for interest expense	25,577	32,651	39,121	38,446	43,667	18,895	26,084
Maintenance capital expenditures	32,560	30,148	79,094	95,053	153,303	33,896	27,289

Cash available for distribution — 100%	$147,471	$166,634	$113,951	$76,050	$(2,282)	$44,174	$84,512

Cash available for distribution — 25%	$36,868	$41,659	$28,488	$19,013	$(571)	$11,044	$21,128